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                 INDIANA MICHIGAN POWER COMPANY
                        POWER OF ATTORNEY


          Each of the undersigned directors or officers of INDIANA MICHIGAN POWER COMPANY, an Indiana corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $150,000,000 aggregate principal amount of its First Mortgage Bonds or senior or subordinated debt (including junior subordinated debentures), in one or more new series, each series to have a maturity of not more than 50 years, does hereby appoint E. LINN DRAPER, JR., G. P. MALONEY, BRUCE M. BARBER and ARMANDO A. PENA his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 25th day of October, 1995.



 /s/ E. Linn Draper, Jr.            /s/ Wm. J. Lhota
E. Linn Draper, Jr.      L.S.      Wm. J. Lhota             L.S.


 /s/ Mark A. Bailey                 /s/ G. P. Maloney
Mark A. Bailey           L.S.      G. P. Maloney            L.S.


 /s/ G. A. Clark                    /s/ J. J. Markowsky
G. A. Clark              L.S.      J. J. Markowsky          L.S.


 /s/ P. J. DeMaria                  /s/ Richard C. Menge
P. J. DeMaria            L.S.      Richard C. Menge         L.S.


 /s/ W. N. D'Onofrio                /s/ A. H. Potter
W. N. D'Onofrio          L.S.      A. H. Potter             L.S.


                                    /s/ D. B. Synowiec
                                   D. B. Synowiec           L.S.

[96FN0000.IMP]